EX-99.i.1

Stradley Ronon Stevens & Young, LLP
2600 One Commerce Square
Philadelphia, PA 19103-7098
(215) 564-8000

Direct Dial: (215) 564-8198

April 6, 2009

UMB Scout Funds
1010 Grand Boulevard
Kansas City, Missouri 64106
Attn: Constance E. Martin

Re:     Legal Opinion-Securities Act of 1933

Ladies and Gentlemen:

     We have examined the Agreement and Declaration of Trust (the “Declaration”) of UMB Scout Funds (the “Company”), a series statutory trust organized under the Delaware Statutory Trust Act, the By-Laws of the Company, all as amended to date, and the various pertinent corporate proceedings we deem material. We have also examined the Notification of Registration and the Registration Statements filed on behalf of the Company under the Investment Company Act of 1940, as amended (the “Investment Company Act”) and the Securities Act of 1933, as amended (the “Securities Act”), all as amended to date, as well as other items we deem material to this opinion.

     The Company is authorized by the Declaration to issue an unlimited number of shares of beneficial interest, all without par value and, consistent with authority contained in the Declaration, the Company’s Board of Trustees (the “Board”) has established and designated shares of the UMB Scout Stock Fund, UMB Scout Mid Cap Fund, UMB Scout Small Cap Fund, UMB Scout International Fund, UMB Scout International Discovery Fund, UMB Scout Bond Fund, UMB Scout Money Market Fund - Federal Portfolio, UMB Scout Money Fund - Prime Portfolio, UMB Scout Tax-Free Money Market Fund, and UMB Scout TrendStar Small Cap Fund series of the Company (collectively, the “Series”), and has allocated an unlimited number of shares to the Series. The Declaration also empowers the Board to designate any additional series or classes and allocate shares to such series or classes.

     The Company has filed with the U.S. Securities and Exchange Commission, a registration statement under the Securities Act, which registration statement is deemed to register

UMB Scout Funds
April 6, 2009

an indefinite number of shares of the Series pursuant to the provisions of Section 24(f) of the Investment Company Act. You have further advised us that the Company has filed, and each year hereafter will timely file, a Notice pursuant to Rule 24f-2 under the Investment Company Act perfecting the registration of the shares sold by the Series during each fiscal year during which such registration of an indefinite number of shares remains in effect.

     You have also informed us that the shares of the Series have been, and will continue to be, sold in accordance with the Company’s usual method of distributing its registered shares, under which prospectuses are made available for delivery to offerees and purchasers of such shares in accordance with Section 5(b) of the Securities Act.

     Based upon the foregoing information and examination, so long as the Company remains a valid and subsisting entity under the laws of its state of organization, and the registration of an indefinite number of shares of a Series remains effective, the authorized shares of that Series when issued for the consideration set by the Board pursuant to the Declaration, and subject to compliance with Rule 24f-2, will be legally outstanding, fully-paid, and non-assessable shares, and the holders of such shares will have all the rights provided for with respect to such holding by the Declaration and the laws of the State of Delaware.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement of the Company, along with any amendments thereto, covering the registration of the shares of the Series under the Securities Act and the applications, registration statements or notice filings, and amendments thereto, filed in accordance with the securities laws of the several states in which shares of the Series are offered, and we further consent to reference in the registration statement of the Company to the fact that this opinion concerning the legality of the issue has been rendered by us. This does not constitute a consent under Section 7 of the Securities Act of 1933, and in so consenting we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,

STRADLEY, RONON, STEVENS & YOUNG, LLP

BY: /s/ Michael P. O’Hare
Michael P. O’Hare, Partner